EXHIBIT 10.1  Corporate Lease

                                  LEASE

This lease made this 9th day of February, by and between Carl A Picelle, 108 South Water Street, Kent, Ohio, hereinafter referred to as "Lessor" and Robert Petry DBA: FineLine Properties.com, Inc., hereinafter referred to as "Lessee".

WITNESSETH:

That Lessor and Lessee covenant with each other as follows:

Demised Premises

The lessor, for and in consideration of the rents, covenants and agreements specified to be paid, kept and performed by the Lessee, hereby leases to the lessee, the entire office area located on the second (2 nd) floor of the building found at 108 South Water Street, Kent Ohio, 44240, and using the address 110 South Water Street, Kent Ohio, 44240. Such premises, including rest rooms, hallways, stairwells and entranceways leading to them are hereinafter referred to as "Demised Premises", and lessor represents said premises in good condition and repair, including heat, air conditioning , electric and plumbing. No other representations or promises except such as are contained herein or endorsed hereon have been made to the Lessee as to the condition of the demised premises. Lessee's act of taking possession of said premises shall be conclusive evidence that said premises are in good and satisfactory condition.

Terms of Lease

The terms of this lease will be two ( 2 ) years, commencing February 10th, 1999.

Rent

Lessee hereby covenants and agrees to pay Lessor as rent for the demised premises the following: The total sum of $9,600.00 payable in advance on the first of the month and in 12 consecutive monthly installments of $800.00 commencing on February 10th, 1999

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Liability

It is specifically agreed that the "Lessee" shall be jointly and severally liable for the performance of all "Lessee's" covenants contained herein.

Security Deposit

As a security fund for the faithful performance of the terms and conditions set forth within this lease, Lessee agrees to deposit with lessor on or before taking possession of the demised premises, the sum of $800.00. Providing that Lessee has fully performed all the terms and conditions of the within lease, this security fund shall be returned to Lessee at the termination of this lease.

It is understood between Lessor and Lessee that in the event of breach or default of the covenants, terms and conditions of this lease, Lessor shall return Security Deposit to Lessee less any amount required to cure any default hereunder; however, this shall not prevent Lessor from asserting any other claims for damages which Lessor may have against Lessee.

Renewal Options

Lessee is granted the option provided it is not in default of the provisions and conditions of this lease, to renew this lease for (2) renewal period of
(2) years by giving written intention to do so to Lessor at least ninety (90) days before the end of initial term of lease; renewal shall be upon the same terms and conditions set forth in this lease , with rent increases, based upon leading indexes, not to exceed 15%.

Whereupon Lessee fails to notify Lessor of intention to vacate demised premises upon completion of initial term of this lease by written notice at least ninety
(90) days before the end of initial term of lease, Lessor shall have the option to assess Lessee an automatic renewal period of twelve ( 12 ) months upon the same terms and conditions set forth in this lease, with rent increase, based upon leading indexes, not to exceed 10%.

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Use of Premises

The demised premises shall he occupied and used solely for the purpose of an office-oriented business including all things necessary and incidental thereto. Lessee agrees to use demised premises in a careful, safe manner, and to continuously operate said business in a high grade and reputable manner.

Alterations

No structural alteration, addition or improvement to the demised premises shall be made by the Lessee without the prior written consent of the Lessor, of which consent shall not be unreasonably withheld. All leasehold improvements, additions or alterations made by Lessee after receiving such consent shall be in accordance with all applicable laws including permits, and shall be accomplished at Lessee's sole expense. Lessee shall further indemnify Lessor harmless from and against all liens, claims or damages by reason of any such improvement, addition or alteration.

Maintenance and Repair of Demised Premises

Lessee agrees to make necessary ordinary interior repairs, including walls, floors, light fixtures, and ceilings, except repairs due to fire or other casualty however caused. Lessor assumes responsibility of normal wear of carpeting, however, any damage brought about by the negligence of Lessee shall be the sole responsibility of the Lessee and agrees repairs will be made to the satisfaction of the Lessor. Lessee shall comply with all building codes relative to the upkeep of furnished fire extinguishers and smoke alert devices. Lessee agrees to repair any broken window glass. If Lessee refuses or neglects to commence or complete repairs promptly and adequately for which they are responsible under the terms of this lease, Lessor may, but is not required to do so, notify Lessee of intention, and complete said repairs, at the expense of the Lessee. In as much as the demised premises are defined as inclusive of all hallways and stairwells. Lessor agrees to maintain the structural soundness of any said hallways and stairwells and repair any damage brought about by normal wear. Lessee agrees to maintain hallways and stairwells on a daily basis and agrees to provide for the safety, care, and cleanliness reasonable rules and regulations to insure LESSEE'S comfort, quiet enjoyment of the Premises.

IN WITNESS WHEREOF, the parties have hereunto set their hands or caused this Lease Agreement to be executed by their authorized agents as of this 9th day of February, 1999.


s/s Carl A. Picelle
-------------------------------
By: Carl A Picelle
    108 South Water Street
    Kent, Ohio 44042


s/s Robert Petry
-------------------------------
By: Robert Petry
    President
    FineLine Properties.com, Inc.
    3250 Market Street
    Fairlawn, Ohio 44333

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EXHIBIT "A"
                            3200 & 3250 OFFICE BUILDINGS
                               RULES AND REGULATIONS


1. The sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, and halls shall not be obstructed or encumbered by any LESSEE or used for any purpose other than ingress and egress to and from the Premises,

2. No awnings or other projections shall be attached to the outside walls of the Building, There shall be no marking, painting, drilling into or in any way defacing part of the demised Premises or the Building of which they form a part without LESSOR's written consent which shall not be unreasonably withheld, no boring, cutting, or stringing of wires, shall be permitted except with prior written consent of the LESSOR which shall not be unreasonably withheld and as the LESSOR may direct.

3. No sign, decoration, advertisement, notice or other lettering shall be exhibited, inscribed. painted or affixed by any LESSEE on any part of the outside or inside of the demised Premises or Building without the prior written consent of the LESSOR which shall not be unreasonably withheld. In the event of the violation of the foregoing by any LESSEE, LESSOR may remove same without any liability, and may charge the expense incurred by such removal to the LESSEE or LESSEE's violating this rule. Interior signs or directories shall be inscribed for each LESSEE by the LESSOR and be of a size, color, and style acceptable to the LESSOR.

4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, or other substances shall be, thrown therein. All damages resulting from any misuse of these fixtures shall be borne by the LESSEE who, or whose servants, employees , agents, visitors, or licensees, shall have caused the same.

5. No bicycles, vehicles, or animals of any kind shall be brought into or kept on or about the demised Premises of the Building of which they form a part, and no cooking shall be done or permitted by any LESSEE on said Premises. No LESSEE shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised Premises.

6. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind.

7. No LESSEE, nor any of LESSEE's servants. employees, agents, visitors, or licensees, shall at any time bring or keep upon the demised Premises any inflammable,combustible, or explosive fluid, chemicals, or substance.

8. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any LESSEE, nor shall any changes be made in existing locks or the mechanism thereof. Each LESSEE must, upon the termination of his tenancy, restore to the LESSOR all keys of offices, store rooms, and toilet rooms, either furnished to or otherwise procured by, such LESSEE.

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9.        All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the LESSOR or its Agent may determine from time to time. The LESSOR reserves the right to prescribe the weight and position of all safes, which must be placed upon two inch (2") thick plank strips to distribute the weight, the moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the management of the Building and under his supervision, and the persons employed by any LESSEE for such work must be acceptable to the LESSOR. The LESSOR reserves the right to inspect all freight to be brought into the Building and to exclude from the Building any freight which violates any of these Rules and Regulations or the Lease Agreement of which these Rules and Regulations are a part.

10. No LESSEE shall occupy or permit any portion of the demised Premises to be occupied as an office for the possession, storage, manufacture, or sales of liquor, narcotics, dope, tobacco, in any form, or as a barber or manicure shop, or as an employment bureau, unless said LESSEE's lease expressly grants permission to do so. No LESSEE shall engage or pay any employees on the demised Premises, except those actually working for such LESSEE on said Premises, not advertise for laborers giving an address at said Premises,

11. LESSOR shall have the right to prohibit any advertising by the LESSEE which, in LESSOR's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from LESSOR, LESSEE shall refrain from or discontinue such advertising.

12. Any person employed by any LESSEE to do janitor work must obtain LESSOR's consent and such person shall while in said Building and outside of said demised Premises comply with all instructions issued by the management of the Building.

13. Each LESSEE, before closing and leaving the demised Premises at any time, shall see to it that all lights, coffee pots, etc. are turned off. Further, no LESSEE shall, at any time, unlock and remain unlocked a main Building door; nor shall any LESSEE prop a locked door open to prevent it from closing fully.

14. The demised Premises shall not be used for lodging, or sleeping, or for any immoral or illegal purpose.

15. The requirements of LESSEE's will be attended to only upon application at the office of the Building management. LESSOR's employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the Building manager. Any such requirements from LESSEE's should be made known to LESSOR by calling the office of the Building at 867-5024.

16. Canvassing, soliciting, and peddling in the Building is prohibited and each LESSEE shall cooperate to prevent the same.


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17.         All office equipment of any electrical or mechanical nature shall be placed by LESSEE in demised Premises in approved settings to absorb or prevent any vibration, noise, or annoyance.

18. No water cooler, plumbing, or electrical fixtures shall be installed by any LESSEE without the prior written consent of the LESSOR which shall not be unreasonably withheld.

19. There shall not be used in any space, or in the public halls of the Building, either by any LESSEE or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

20. Mats, trash, boxes or other objects are not permitted in the public corridors.

21. LESSOR s janitor shall take charge of leased Premises and keep the same in order without additional cost to LESSEE, but the LESSEE shall not cause unnecessary labor by reason of his carelessness and indifference to the preservation of good order and cleanliness.

22. Since LESSOR has the right to exclude any undesirable and disorderly persons from the Building at any time, LESSOR may require satisfactory identification, including signing of a register of all persons seeking admission to the Building between the hours of 6:00 p.m. and 8:00 am., Monday through Friday, and after 12:00 noon on Saturday to 8:00 a.m. on the following Monday,

23. LESSEE is obligated to require his employees, guests, and visitors to observe proper parking as designated in the adjacent parking areas and to promptly cooperate with LESSOR and his agent in enforcement of this requirement.

24. LESSEE must also comply with any subsequent rules that may be promulgated or issued by LESSOR for the general benefit of all LESSEE's as a whole in said Building.

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LEASE AMENDMENT

     This Lease Amendment, dated January 19, 1999 by and between Fairlawn Associates Limited, an Ohio Limited Liability Company, hereinafter called the LESSOR, and Fineline Properties.com, Inc., an Nevada Corporation, hereinafter called the LESSEE.

WITNESSETH

     WHEREAS, LESSOR and LESSEE did make and execute a Lease Agreement dated September 10, 1996, as amended on April 28, 1998, for space designated as Suite #302, comprising of approximately 885 square feet of office space located in the office building known as 3250 West Market Street, City of Akron, County of Summit, and State of Ohio (hereinafter referred to as the "Premise" or "Premises"); and

     WHEREAS, the parties hereto desire to alter and modify said Lease Agreement in the manner hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual and reciprocal promises herein contained, LESSOR and LESSEE hereby agree that said Lease Agreement hereinabove described be, and the same is hereby modified, in the following particulars effective February 11 1999:

     1. The term of the hereinabove described Lease Agreement shall be extended for a, one (1) year term, commencing February l, 1999 and expiring January 31, 2000.

     2. LESSEE hereby agrees to pay LESSOR, as rent for the Premises, Fourteen and 25/100 Dollars ($14.25) per square foot, or the annual sum of Twelve Thousand Six Hundred Eleven and 28/100 Dollars ($12,611.28), payable monthly in the amount of One Thousand Fifty and 94/100 Dollars ($1050.94). All rents are due and payable on or before the first day of the month commencing February 1, 1999.

     3. Except as hereby amended, said Lease Agreement shall continue in full force and effect, and the parties hereto affirm and ratify all provisions thereof.

     4. This Lease Amendment shall be binding upon and inure to The benefits of the parties hereto, or their successors and assigns.

     IN WITNESS WHEREOF, LESSOR and LESSEE have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Signed in the presence of:

              Fairlawn Associates Limited
              An Ohio Limited Liability,

Company by
              RDA Management, Inc. its Managing Member



Reunick A. Andreoli, President


                           Fineline Properties.com, Inc.
                           A Nevada Corporation



s/s Robert Petry
-------------------------
Bob Petry, President

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